UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 28, 2020

MMA Capital Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001‑11981	52‑1449733
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3600 O’Donnell St, Suite 600,
Baltimore, Maryland		21224
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(443) 263‑2900

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐  Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐  Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common Shares, no par value Common Stock Purchase Rights	Trading Symbol(s) MMAC MMAC	Name of each exchange on which registered Nasdaq Capital Market Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2020, MMA Capital Holdings, Inc. (the “Company”) elected two new directors, Mr. Cecil E. Flamer and Ms. Suzanne G. Kucera to the Company’s board of directors.  Mr. Flamer, 72, was appointed to the open Class II position on the Board and Ms. Kucera, 58, was appointed to a newly created Class III vacancy.

Since 2004, Mr. Flamer has been a Managing Director and Chief Administrative Officer of Brown Capital Management, Inc. (“BCM”), a private company that provides equity investment management services.  In his capacity as Managing Director, he serves on the Management Committee, which is the firm’s governing body. Prior to joining the firm, Mr. Flamer was a partner at Ernst & Young, LLP. He has a Bachelor of Science in Business Administration (Accounting concentration) from Morgan State University. He is also a member of the American Institute of Certified Public Accountants and the Maryland Association of Certified Public Accountants.

Mr. Flamer’s qualifications to serve as a director include his significant executive experience with an investment management company and his public accounting background.  In connection with his election to the Board, Mr. Flamer has also been appointed to the Company’s Audit, Compensation and Governance Committees.  The Governance Committee of the Board has waived the Board’s age restriction with respect to Mr. Flamer’s appointment.

Ms. Kucera is Chief Financial Officer of Bright Power, Inc. a New York based energy efficiency company with national operations.  Prior to Bright Power, she was Co-Founder and Chief Executive Officer of Mackworth Capital, LLC, a money management firm with a unique model for direct private investment and financial advisor to growth companies and start-ups.  Prior to founding Mackworth in 2015, Ms. Kucera was Chief Financial Officer of Now Computing and BBH Group and Chief Executive Officer of Art + Commerce.  She has a Master of Business Administration from Harvard University and a Bachelor of Science in Accounting and Finance from the University of Illinois at Urbana-Champaign.  Ms. Kucera most recently completed a Diploma in Clean Energy from New York University leading to an interim Chief Financial Officer/Chief Operating Officer position where financing options were secured for a Solar Developer.

Ms. Kucera’s qualifications to serve as a director include her C-suite experience creating value in companies through proven leadership, strategic planning, management and operating skills. She is an agile leader of growth companies and start-ups who has successfully navigated diverse industries including technology, media, marketing, clean energy, consumer products, asset management and real estate. She is an experienced investment banker with nine years at Goldman Sachs followed by five years at Allen & Company. In connection with her election to the Board, Ms. Kucera has also been appointed to the Company’s Audit, Compensation and Governance Committees.

Both directors are independent directors for purposes of Nasdaq Listing Rule 5605(b)(1) and their appointment occurred within the cure period provided under Nasdaq Listing Rule 5605(b)(1)(A), thus the Company remains in compliance with the Nasdaq independent director requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMA Capital Holdings, Inc.

January 29, 2020	By:	/s/ Michael L. Falcone
Name: Michael L. Falcone
Title: Chief Executive Officer